    As filed with the Securities and Exchange Commission on May 28, 1999

                                               Registration No. 333-____________

--------------------------------------------------------------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
             (Exact name of registrant as specified in its charter)


                Delaware                                     73-1356520
     (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                      Identification No.)


                  5330 East 31st Street, Tulsa, Oklahoma 74135
              (Address of principal executive offices and zip code)


         DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                              --------------------

                                   Copies to:



             Steven B. Hildebrand                      Stephen W. Ray, Esq.
 Vice President and Chief Financial Officer       Hall, Estill, Hardwick, Gable,
             5330 East 31st Street                     Golden & Nelson, P.C.
            Tulsa, Oklahoma 74135                 320 South Boston, Suite 400
               (918) 669-2288                         Tulsa, Oklahoma 74103
      (Name, address and telephone                       (918) 594-0415
        number of agent for service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
Title of securities to be       Amount to be          Proposed maximum          Proposed maximum       Amount of registration
       registered               registered(1)     offering price per share     aggregate offering                fee
                                                                                      price
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par         2,412,594 shares (1)           $19.97 (2)            $48,179,502 (2)              $13,393.90
 value $.01 per share
====================================================================================================================================

------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

(2) Pursuant to Rule 457 under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the average of the high and low prices of the Common Stock of the Registrant on the New York Stock Exchange on May 26, 1999.



--------------------------------------------------------------------------------

                                     PART I
                                     ------

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------


ITEM 1.     PLAN INFORMATION

     The documents containing the information required by this item will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "SECURITIES ACT"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, any of the other documents required to be delivered to participants of the Dollar Thrifty Automotive Group, Inc. Long-Term Incentive Plan (the "PLAN") pursuant to Rule 428(b), and any additional information about the Plan and its administrators are available without charge by contacting:

              Brian K. Franklin, Director of Executive Compensation
                      Dollar Thrifty Automotive Group, Inc.
                              5330 East 31st Street
                              Tulsa, Oklahoma 74135
                                 (918) 669-3916


                                     PART II
                                     -------

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
                 ----------------------------------------------


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

     The following  documents  previously  filed with the SEC by Dollar  Thrifty
Automotive Group, Inc. (the "COMPANY") (Commission File Number 1-13647) for purposes of the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998.

     2. The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999.

     3. The description of the Company's common stock, par value $.01 per share (the "COMMON STOCK") contained in the Section entitled "Description of Capital Stock" in the Company's Registration Statement on Form S-1, as amended, Registration No. 333-39661, which became effective December 16, 1997, and any amendment or report filed with the SEC for the purpose of updating such description of Common Stock.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.


ITEM 4.     DESCRIPTION OF SECURITIES

     The Company's Common Stock is registered under Section 12(b) of the Exchange Act and thus, this item is not applicable.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware (the "DELAWARE LAW") empowers a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

     The   Certificate   of   Incorporation   of  the   Company   provides   for
indemnification of the officers and directors of the Company to the full extent permitted by applicable law.

     In accordance with Delaware Law, the Certificate of Incorporation of the Company provides that no directors shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the rights of the Company and its stockholders to recover monetary damages against a director for breach of fiduciary duty as a director including any such breaches resulting from gross negligence.

     Pursuant to the underwriting agreements filed as exhibits to the Company's registration statement relating to underwritten offerings of securities, the underwriters parties thereto have agreed to indemnify each officer and director of the Company and each person, if any, who controls the Company within the meaning of the Securities Act, against certain liabilities, including liabilities under the Securities Act.

     The directors and officers of the Company are covered by directors' and officers' insurance policies.


ITEM 7.     EXEMPTION FROM REGISTRATION  CLAIMED

     Not applicable.


ITEM 8.     EXHIBITS


     EXHIBIT NO.                                DESCRIPTION
     -----------                                -----------
     3.1 Certificate of Incorporation of the Company, filed as the same numbered exhibit with the Company's Registration Statement on Form S-1, as amended, Registration No. 333-39661, which became effective December 16, 1997*

     5.1 Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. regarding the legality of the Common Stock being registered **

     10.10 Dollar Thrifty Automotive Group, Inc. Long-Term Incentive Plan, filed as the same numbered exhibit with the Company's Registration Statement on Form S-1, as amended, Registration No. 333-39661, which became effective December 16, 1997*

     10.13                Amendment  to  Long-Term  Incentive  Plan dated  as of
                          September 29, 1998**

     15.1 Letter from Deloitte & Touche LLP regarding interim financial information**

     23.4                 Consent of Deloitte & Touche LLP**

     23.5 Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. (included in Exhibit 5.1)**


-------------------

*    Incorporated by reference
**   Filed herewith

ITEM 9.     UNDERTAKINGS

RULE 415 OFFERINGS

     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

            (a) include any prospectus required by Section 10(a)(3) of the Securities Act;

            (b) reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (c) include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a) and (b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

DOCUMENTS INCORPORATED BY REFERENCE

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on May 27, 1999.


                                DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

                                By: /s/ JOSEPH E. CAPPY
                                   ----------------------------------
                                Name:  Joseph E. Cappy
                                Title: President and Principal Executive Officer


     Pursuant  to   the  requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.



NAME                                  TITLE                                             DATE
----                                  -----                                             ----
/s/ JOSEPH E. CAPPY                   Chairman of the Board                             May 27, 1999
-------------------                   Chief Executive Officer
Joseph E. Cappy                       President and Director


/s/ STEVEN B. HILDEBRAND              Vice President                                    May 27, 1999
------------------------              Principal Financial Officer
Steven B. Hildebrand                  Principal Accounting Officer


/s/ DONALD M. HIMELFARB               Executive Vice President and Director             May 27, 1999
-----------------------               President of Thrifty, Inc.
Donald M. Himelfarb

/s/ GARY L. PAXTON                    Executive Vice President and Director             May 27, 1999
------------------                    President of Dollar Rent A Car Systems, Inc.
Gary L. Paxton

/s/ THOMAS P. CAPO                    Director                                          May 27, 1999
------------------
Thomas P. Capo

/s/ EDWARD J. HOGAN                   Director                                          May 27, 1999
-------------------
Edward J. Hogan

/s/ EDWARD C. LUMLEY                  Director                                          May 27, 1999
--------------------
Edward C. Lumley

/s/ JOHN C. POPE                      Director                                          May 27, 1999
----------------
John C. Pope

/s/ JOHN P. TIERNEY                   Director                                          May 27, 1999
-------------------
John P. Tierney

/s/ EDWARD L. WAX                     Director                                          May 27, 1999
-----------------
Edward L. Wax


                                INDEX TO EXHIBITS
                                -----------------



     EXHIBIT NO.                                DESCRIPTION
     -----------                                -----------
     5.1 Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. regarding the legality of the Common Stock being registered

     10.13                Amendment  to  Long-Term  Incentive Plan  dated as  of
                          September 29, 1998

     15.1 Letter from Deloitte & Touche LLP regarding interim financial information

     23.4                 Consent of Deloitte & Touche LLP

     23.5 Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. (included in Exhibit 5.1)